SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



        Date of Report (Date of earliest event reported): April 15, 2003

                      United Pan-Europe Communications N.V.
             (Exact name of registrant as specified in its charter)

                                 The Netherlands
                 (State or Other Jurisdiction of Incorporation)

                                    000-25365
                            (Commission File Number)

                                   98-0191997
                         (I.R.S. Employer Identification
                                    Number)

                                Boeing Avenue 53
                             1119 PE, Schiphol Rijk
                                 The Netherlands
              (Address and zip code of principal executive offices)

                                (31) 20-778-9840
              (Registrant's telephone number, including area code)

Item 3.   Bankruptcy and Receivership.

     As previously reported, on December 3, 2002, United Pan-Europe Communications N.V. (the "Company") commenced a voluntary Chapter 11 case in the United States Bankruptcy Court for the Southern District of New York (Case No. 02-16020). Simultaneously with the commencement of the Chapter 11 case, the Company also voluntarily commenced a moratorium of payments in The Netherlands under Dutch bankruptcy law and filed a proposed plan of compulsory composition (Akkoord) with the Amsterdam Court (Rechtbank) (the "District Court") under the Dutch Faillissementswet. On March 13, 2003, the District Court ratified the Akkoord in a written decision. The District Court's decision was appealed. On April 15, 2003, the Dutch Court of Appeals confirmed the judgment by the District Court of 13 March 2003 holding ratification of the Akkoord and dismissed all complaints and grounds for appeal. This decision is subject to a further appeal period of eight calendar days starting April 16, 2003 to the Dutch Supreme Court.

     A copy of the Company's press release announcing the foregoing is attached hereto as Exhibit 99.1 and is incorporated in its entirety herein by reference.

Item 7.   Financial Statements and Exhibits.

          (c)  Exhibits.

               Exhibit Number      Description
               --------------      -----------

               99.1 Press release of United Pan-Europe Communications N.V. dated April 15, 2003 announcing the rejection of the appeal of the District Court's ratification of the Akkoord.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        UNITED PAN-EUROPE COMMUNICATIONS N.V.



                                        By: /s/Anton A.M. Tuijten
                                           -------------------------------------
                                        Name: Anton A.M. Tuijten
                                        Title: Member of the Board of Management
                                               and General Counsel



Dated:  April 15, 2003

                                  EXHIBIT INDEX

               Exhibit Number      Description
               --------------      -----------

               99.1                Press release of United Pan-Europe
                                   Communications N.V. dated
                                   April 15, 2003 announcing the rejection of
                                   the appeal of the District
`                                  Court's ratification of the Akkoord.